                                                                    EXHIBIT 11.1


                          GREENWICH AIR SERVICES, INC.
                            COMPUTATION OF EARNINGS
                                PER COMMON SHARE


                                                                  YEAR ENDED SEPTEMBER 30,
                           ------------------------------------------------------------------------------------------------------
                                     1991                      1992                      1993                      1994
(ALL AMOUNTS EXPRESSED IN  ------------------------  ------------------------  ------------------------  ------------------------
THOUSANDS EXCEPT FOR PER                   FULLY                     FULLY                     FULLY                     FULLY
     SHARE AMOUNTS)          PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number
 of common shares
 outstanding.............       9,968        9,972        9,646        9,648        8,000        8,000        9,934        9,934
Additional shares
 assuming conversion of:
  Options and warrants                                                                                           14           14
  Subordinated debentures                                                                                                  2,627
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number
 of common shares
 outstanding as adjusted        9,968        9,972        9,646        9,648        8,000        8,000        9,948       12,575
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income applicable to
 common stock               $   3,469    $   3,469    $   2,506    $   2,506    $   3,374    $   3,374    $   3,346    $   3,346
After-tax interest
 savings from conversion
 of subordinated
 debentures                                                                                                                  738
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income as adjusted      $   3,469    $   3,469    $   2,506    $   2,506    $   3,374    $   3,374    $   3,346    $   4,084
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share   $    0.35    $    0.35    $    0.26    $    0.26    $    0.42    $    0.42    $    0.34    $    0.33
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                                                 SIX MONTHS ENDED MARCH 31,
                                                     --------------------------------------------------

                                     1995                      1995                      1996
(ALL AMOUNTS EXPRESSED IN  ------------------------  ------------------------  ------------------------
THOUSANDS EXCEPT FOR PER                   FULLY                     FULLY                     FULLY
     SHARE AMOUNTS)          PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED
                           -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number
 of common shares
 outstanding.............      10,153       10,153       10,156       10,156       11,843       11,843
Additional shares
 assuming conversion of:
  Options and warrants             80          280           26           40          262          393
  Subordinated debentures                    2,403                     2,906                       609
                           -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number
 of common shares
 outstanding as adjusted       10,233       12,836       10,182       13,102       12,105       12,845
                           -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------
Net income applicable to
 common stock               $   6,201    $   6,201    $   2,359    $   2,359    $   4,418    $   4,418
After-tax interest
 savings from conversion
 of subordinated
 debentures                                    675                       408                        85
                           -----------  -----------  -----------  -----------  -----------  -----------
Net income as adjusted      $   6,201    $   6,876    $   2,359    $   2,767    $   4,418    $   4,503
                           -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------
Earnings per common share   $    0.61    $    0.54    $    0.23    $    0.21    $    0.36    $    0.35
                           -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------

                                                                    EXHIBIT 11.1


                          GREENWICH AIR SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                             PROFORMA
                                                         SIX MONTHS ENDED                    PROFORMA
                                                            MARCH 31,                       YEAR ENDED
                                                               1996                       SEPTEMBER 30,
                                                  ------------------------------               1995
                                                                                  ------------------------------
                                                     PRIMARY      FULLY DILUTED      PRIMARY      FULLY DILUTED
                                                  --------------  --------------  --------------  --------------
Weighted average number of common shares
 outstanding                                          11,843,133      11,843,133      10,153,452      10,153,452
Addition shares assuming conversion of:
  Options and warrants                                   262,335         392,739          79,782         280,048
  Subordinated debentures                                                608,718                       2,402,906
Issuance of new shares                                 3,400,000       3,400,000       3,400,000       3,400,000
                                                  --------------  --------------  --------------  --------------
Weighted average number of common shares
 outstanding as adjusted                              15,505,468      16,244,590      13,633,234      16,236,406
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
Net income applicable to common stock             $    4,929,000  $    4,929,000  $   18,551,000  $   18,551,000
After-tax interest savings from conversion of
 subordinated debentures                                                  85,464                         674,376
                                                  --------------  --------------  --------------  --------------
Net income as adjusted                            $    4,929,000  $    5,014,464  $   18,551,000  $   19,225,376
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------
Earnings per common share                         $         0.32  $         0.31  $         1.36  $         1.18
                                                  --------------  --------------  --------------  --------------
                                                  --------------  --------------  --------------  --------------